                                                                    Exhibit 99.1

Contacts Press: W. Don Cornwell
Analysts: Ellen McClain
Telephone: 212-826-2530

                                                           For Immediate Release
                                                        Tuesday, August 31, 1999

                  GRANITE BROADCASTING CORPORATION COMPLETES THE
               OF SALE OF KEYE-TV, AUSTIN, TEXAS TO CBS CORPORATION

NEW YORK.--August 31, 1999--Granite Broadcasting Corporation (NASDAQ: GBTVK) announced today that it has completed the sale of the assets of KEYE-TV, the CBS affiliate serving Austin, Texas, to CBS Corporation (NYSE: CBS) for $160,000,000 in cash. Granite will use the proceeds from the sale to reduce indebtedness.

                                     * * * * *

Granite Broadcasting Corporation operates ten television stations in geographically diverse markets reaching 7.0% of the nation's television households. Two stations are affiliated with the CBS Television Network, three with the NBC Television Network (NBC), three with the ABC Television Network (ABC) and two with the Warner Brothers Network (WB). The CBS affiliates are WTVH-TV, Syracuse, New York; and KEYE-TV, Austin, Texas. The NBC affiliates are KSEE-TV, Fresno-Visalia, California; WEEK-TV, Peoria-Bloomington, Illinois; and KBJR-TV, Duluth, Minnesota and Superior, Wisconsin. Granite also owns WEEK-FM in Eureka, Illinois and operates the radio station in combination with WEEK-TV. The ABC affiliates are WKBW-TV, Buffalo, New York; KNTV (TV), San Jose and Monrerey-Salines, California; and WPTA-TV, Fort Wayne, Indiana. The WB affiliates are KBWB-TV, San Francisco-Oakland-San Jose, California; and WDWB-TB, Detroit Michigan. Granite was the 1995 BLACK ENTERPRISE Company of the Year and is number 6 on BLACK ENTERPRISE Magazine's 1998 Industrial/Service 100 List. This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, which represent the Company's expectations or beliefs concerning future events. The Company cautions that these statements are further qualified by important factors that could cause actual results to differ materially from those in the forward looking statements. Such factors include, without limitation, general economic conditions, competition in the markets in which the Company's stations are located, technological change and innovation in the Broadcasting industry and proposed legislation. Consequently, all forward-looking statements made herein are qualified by these cautionary statements and the cautionary language set forth in the Company's most recent Form 10Q report and other documents filed with the Securities and Exchange Commission. There can be no assurance that the actual results, events or developments referenced herein will occur or be realized. The Company assumes no obligation to update these forward-looking statements to reflect actual results, changes in assumptions or changes in factors affecting such forward-looking statements.